EXHIBIT 23.1
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                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT

        As independent chartered accountants, we hereby consent to the incorporation by reference in this registration statement of our reports for the year ending December 31, 2001 of Gatlin Holdings, Inc. and to all references to our Firm included in this registration statement.



June 3, 2002                          /s/ Clay Worden, CPA
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                                  Tedder, James, Worden & Associates, P.A.




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